                        PRINCIPAL UNDERWRITER AGREEMENT
                        -------------------------------

                                      FOR
                                      ---

                VARIABLE ANNUITIES AND VARIABLE LIFE INSURANCE
                ----------------------------------------------
                                    BETWEEN
                                    -------

                        RIVERSOURCE DISTRIBUTORS, INC.
                        ------------------------------

                                      AND
                                      ---

                      RIVERSOURCE LIFE INSURANCE COMPANY
                      ----------------------------------


This Principal Underwriter Agreement for Variable Annuities and Variable Life Insurance ("Agreement") is entered into by and between RiverSource Life Insurance Company ("RSLIC"), a Minnesota corporation, and RiverSource Distributors, Inc. ("RDI"), a Delaware Corporation, effective this first (1st) day of January 2007 ("Effective Date").

Whereas, RSLIC is a life insurance company duly organized and validly existing under the laws of the state of Minnesota and is subject to supervision by the Minnesota Department of Commerce;

Whereas, RSLIC maintains certain separate accounts named in Exhibit A to this Agreement as may be amended from time to time ("Separate Accounts");

Whereas, the Separate Accounts were duly created and established by RSLIC or by its affiliated life insurance companies domiciled outside of New York prior to December 31, 2006;

Whereas, the Separate Accounts of American Enterprise Life Insurance Company and American Partners Life Insurance Company (such companies together the "Affiliated Insurers") were transferred to RSLIC by operation of law and incident to the mergers of the Affiliated Insurers with and into RSLIC on December 31, 2006, and simultaneously, IDS Life Insurance Company was renamed RSLIC;

Whereas, each Separate Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act");

Whereas, the Separate Accounts serve as segregated investment accounts for certain variable annuity contracts and variable life insurance policies ("Contracts") named in Exhibit A to this Agreement and issued by RSLIC and its Affiliated Insurers prior to December 31, 2006;

Whereas, the Contracts are registered under the Securities Act of 1933 (1933
Act);

Whereas, RSLIC desires to retain RDI to act as principal underwriter for the distribution and sale of the Contracts in order to satisfy the requirements of the federal securities laws, and such future and additional Contracts as may be issued after the Effective Date ("Future Contracts");

Whereas, RDI is registered as a broker dealer under the 1934 Act and is a member of the National Association of Securities Dealers Inc. ("NASD");

NOW, THEREFORE, In consideration of the mutual promises contained herein the parties agree as follows:

1.    REPRESENTATIONS OF RDI.

      RDI represents and warrants that it is registered with the National Association of Securities Dealers, Inc. ("NASD") and Securities Exchange Commission ("SEC") as a broker-dealer under the 1934 Act and is qualified to do business in those jurisdictions where RSLIC is licensed and qualified to do business and the Contracts are offered. RDI represents and warrants that it is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

2.    APPOINTMENT OF PRINCIPAL UNDERWRITER.

      On the Effective Date of the Agreement, RSLIC appoints RDI and RDI accepts the appointment to serve as principal underwriter of the Contracts and the Future Contracts in all jurisdictions where the Contracts and the Future Contracts may be lawfully sold, subject to the registration requirements of the 1933 Act, the 1934 Act and the 1940 Act.

3.    SELLING AGREEMENTS.

      In order to accomplish the distribution of the Contracts and the Future Contracts, RDI is authorized to enter into selling agreements, substantially in the form attached hereto as Exhibit B ("Selling Agreements"), with other broker dealer firms that are registered under the 1934 Act and are members of the NASD ("Selling Firms").

      RSLIC may refuse to appoint any Selling Firm, affiliated or networked insurance agency of the Selling Firm and any affiliated person of any of the foregoing entities as its agent under the insurance laws of the jurisdictions in which the Contracts and the Future Contracts may be offered and may terminate such appointment as provided for in the Selling Agreement.

4.    DUTIES OF RDI.

      (a)   Compliance

            RDI will fully comply with the requirements of the NASD, the SEC and all other federal and state laws applicable to the underwriting and distribution of the Contracts and the Future Contracts through Selling Firms. Upon request by RSLIC, RDI will furnish such records as may be necessary to establish such compliance.

      (b)   Prospectuses, Sales Literature and Advertising.

            In accordance with the requirements of the laws of several states, and rules of the NASD and SEC, RDI will act in conformity with final disclosure documents describing the Contracts and the Future Contracts. RDI will not give any information or make any representations or statements on behalf of or concerning RSLIC in connection with the Contracts and the Future Contracts other than information or representations contained in the registration statement, prospectus or statement of additional information pertaining to the Separate Accounts and the Contracts and the Future Contracts, as such materials may be amended from time to time or as may be contained in sales literature prepared and approved by RSLIC. RDI will not use, and will take reasonable steps to ensure that no Selling Firm uses any sales promotion or advertising materials in connection with the offering and sale of the Contracts and the Future Contracts which has not been approved in writing by RSLIC prior to such use.

      (c)   Purchase Payments

            RDI agrees that all payments tendered with or in respect of any application for a Contract or a Future Contract and the Contract or a Future Contract when issued is the property of RSLIC. All payments made for or under the Contracts (including Future Contracts) shall be made by check payable to RSLIC, or by such other method RSLIC specifies as acceptable. In the event RDI receives any payment in respect of a Contract or a Future Contract, RDI shall hold such payment in a fiduciary capacity and shall promptly transmit such payment to RSLIC.

      (d)   Books, Records and Reports

            RDI will comply with all applicable requirements of the 1934 Act and the NASD including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder.

      (e)   Indemnification

            RDI hereby agrees to hold harmless and indemnify RSLIC against any and all claims, liabilities and expenses which RSLIC may incur from liabilities arising out of or based upon any breach of this Agreement by RDI.

      (f)   Assistance to Selling Firms

            RDI may assist RSLIC in obtaining sales of the Contracts and Future Contracts through Selling Firms by providing Selling Firms (and with the consent of the Selling Firms, their registered personnel) with wholesaling support services including but not limited to the following:

            o product information regarding the Contracts (and Future Contracts) which has been prepared by or approved in advance of its use by RSLIC
            o sales strategies and sales materials for the Contracts (and Future Contracts) which have been prepared by or approved in advance of their use by RSLIC
            o sponsoring informational events regarding the Contracts (and Future Contracts) for Selling Firms and their registered personnel
            o answering technical product questions about the Contracts (and Future Contracts) for the Selling Firm and its registered personnel

5.    REPRESENTATIONS OF RSLIC.

      (a) RSLIC represents and warrants that it is domiciled in the State of Minnesota and licensed by the Minnesota Department of Commerce to offer the Contracts (including Future Contracts) and is licensed in other jurisdictions in which the Contracts(including Future Contracts) may be offered.

      (b) RSLIC, as issuer of the Contracts and Future Contracts, and on behalf of the Separate Accounts, has registered each Separate Account as a unit investment trust under the 1940 Act and has registered each Contract under the 1933 Act, and will register each Future Contract under the 1933 Act.

      (c) RSLIC will meet any requirements of the departments of insurance in the jurisdictions in which the Contracts and Future Contracts are available for sale regarding filing of advertising and sales literature.

      (d) RSLIC represents and warrants that it is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

6.    DUTIES OF RSLIC.

      (a)   Prospectuses, Sales Literature and Advertising

            (i) RSLIC will provide RDI prospectuses relating to the Contracts and Future Contracts and such other sales literature and advertising materials as RSLIC determines is necessary or desirable for use in connection with sales of the Contracts and Future Contracts.

            (ii) RSLIC represents and warrants that the prospectus(es) and registration statement(s) relating to the Contracts and Future Contracts will contain no untrue statements of material fact or omission to state a material fact, the omission of which makes any statement contained in the prospectus(es) and registration statement(s) misleading.

      (b)   Applications for Contracts and Future Contracts

            All applications for Contracts and Future Contracts are subject to acceptance or rejection by RSLIC at its sole discretion. If rejected, RSLIC will refund the initial payment to the Selling Firm for the benefit of the purchaser if the Selling Agreement so provides, otherwise, RSLIC will refund the purchase payment directly to the purchaser.

      (c)   Variable Contract Delivery

            RSLIC will transmit Contracts and Future Contracts to Selling Firms for delivery to the owner if the Selling Agreement so provides, otherwise RSLIC will mail the Contract or Future Contract directly to the owner.

      (d)   Retention of Rights by RSLIC

            RSLIC reserves the right to reject any and all applications and payments submitted, discontinue writing any form of Contract or Future Contract, take possession of and cancel any Contract or Future Contract and return the payment or any part of it, and make any compromise or settlement in respect of a Contract or Future Contract. RSLIC may in its sole discretion and without notice to RDI, suspend sales of any Contract or Future Contract or amend any policies or contracts evidencing such Contracts or Future Contracts if, in RSLIC's opinion, such suspension or amendment is
            (1) necessary for compliance with federal, state or local laws, regulations or administrative order(s); or, (2) necessary to prevent administrative or financial hardship to RSLIC. In all other situations, RSLIC will provide 30 days notice to RDI prior to suspending sales of any Contract, Future Contract or amending any policies or contracts evidencing such Contracts or Future Contracts.

      (e)   Payment of Amounts Due Selling Firms under Selling Agreements

            If requested by RDI, and as an administrative convenience to RDI, RSLIC may pay compensation due to one or more Selling Firms (including Selling Firms which are affiliated with RDI and RSLIC) in accordance with the terms of the Selling Agreement with each Selling Firm ("Commission Processing Services"). RSLIC shall have no discretion as to either the timing or the amount of such payments to any Selling Firm. RSLIC will pay all such compensation to the Selling Firms in the name of RDI. If RSLIC provides these Commission Processing Services to RDI, then RSLIC's books and records will reflect all transactions performed on behalf of RDI in connection with these services. RSLIC will preserve and maintain these books and records in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act. RDI will retain overall responsibility for the records kept for it by RSLIC in providing these services, exactly as if RDI rather than RSLIC made these payments. RSLIC acknowledges that it holds all books and records with respect to these services on behalf of and as agent for RDI whose property they are and shall remain.

            If RSLIC provides Commission Processing Services to RDI, then RDI shall pay RSLIC its allocated cost of the Commission Processing Services using the same allocation procedures and methods set forth in section 7 below, except such allocations shall be made by RSLIC and paid by RDI, and provided further that all such allocated costs and expenses: a) shall be equitable among all parties to this Agreement; b) shall be in conformance with all state insurance regulatory requirements applicable to RSLIC; and,
            c) shall be accounted for by RDI in accordance with guidance issued by the Securities and Exchange Commission and by the NASD in Notice To Members 03-63.

      (f)   Indemnification

            RSLIC hereby agrees to hold harmless and indemnify RDI against any and all claims, liabilities and expenses which RDI may incur from liabilities arising out of or based upon RSLIC's breach of any of its duties under this Agreement.

      (g)   Books, Records and Reports

            RSLIC will comply with all applicable requirements of the 1934 Act and the NASD including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder regarding confirmations RSLIC sends on behalf of the Selling Firms for payments RSLIC receives under the Contracts and the Future Contracts, for transactions RSLIC processes under the Contracts and the Future Contracts, and for commissions related to the Contracts and Future which RSLIC pays to Selling Firms on behalf of RDI. RSLIC shall hold such books and records on behalf of and as agent for RDI whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

7.    COMPENSATION OF PRINCIPAL UNDERWRITER.

      RSLIC agrees to reimburse RDI at cost for services provided by RDI pursuant to this Agreement. The charge to RSLIC for such services shall include all direct and indirectly allocable expenses. The methods for allocating expenses to RSLIC shall be in accordance with the requirements of the Minnesota insurance holding company system laws. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of expense incurred by RDI on behalf of RSLIC. The method of allocating costs hereunder and the payment thereof shall be determined in the following manner:

      (a) The cost of services performed by RDI that are identifiable as expenses incurred directly and exclusively for the benefit of the RSLIC shall be charged to RSLIC.

      (b) The cost of services performed by RDI that are not identifiable as expenses incurred directly and exclusively for the benefit of RSLIC shall be allocated and charged to RSLIC in conformity with customary insurance accounting practices.

      (c) At the request of RSLIC, and at RDI's expense, RDI shall produce records and provide access to enable RSLIC to verify that such cost allocations are performed in accordance with the practices referenced above.

      (d) For services rendered under this Agreement, payment shall be made by RSLIC to RDI on a monthly basis within thirty (30) days of invoice or other notice. The parties agree that during the course of any given month RSLIC may make reasonable estimated payments for part or all of the monthly cost in which case such payment shall be offset against the actual amount otherwise due at the end of the month under this Agreement. The parties also agree that, at the option of RSLIC, RSLIC may reimburse RDI based upon RDI's good faith estimate of the monthly costs for some or all of the services provided hereunder, in which case there shall be a final adjustment made within thirty (30) days after completion of RDI's cost analysis performed at least annually.

      For purposes of allocating costs under this Agreement, RSLIC and RDI shall rely on their internal accounting and allocation system then in effect, that system currently being the Management Accounting and Reporting System ("MARS"), which utilizes a product factor methodology for certain services and rate-volume formulas for other services, in order to ensure fair and reasonable allocations of income and expenses among affiliated entities. Allocation of such costs under this Agreement shall be accounted for by RDI in accordance with applicable requirements of the Securities and Exchange Commission and by the NASD including guidance provided in Notice To Members 03-63.

8.    TERMINATION.

      This Agreement may be terminated, without cause, by either party upon sixty (60) days prior written notice, without penalty; and may be terminated immediately, by either party for failure to perform satisfactorily or other cause; and will be terminated immediately if RDI ceases to be registered as a broker dealer under the 1934 Act and a member of the NASD. This Agreement will also terminate immediately upon assignment without the prior written consent of both parties.

9.    GENERAL PROVISIONS.

      (a)   Amendment and Entirety

            This is the entire Agreement between RSLIC and RDI with respect to the subject matter of this Agreement. No additions, amendments or modifications of this Agreement or any waiver of any provision will be valid unless approved, in writing, by authorized representatives of RSLIC and RDI. In addition, no waiver of any default or failure of performance by either party will affect the other party's rights with respect to a subsequent default or failure.

      (b)   Independent Contractor Relationship

            This Agreement does not create the relationship of employer and employee between the parties to this Agreement. RSLIC and RDI are independent contractors with respect to each other, and their respective employees and agents.

      (c)   Assignment

            Neither RSLIC nor RDI will assign or transfer, in whole or in part, this Agreement or any of the benefits accrued or to accrue hereunder, without prior written consent of an authorized representative of each party.

      (d)   Governing Law

            It is agreed by the parties that this Agreement will be governed by the laws of the State of Minnesota.

      (e)   Severability

            It is understood and agreed by the parties that if any part, term or provision of this Agreement is held to be invalid or in conflict with any law or regulation, the validity of the remaining part, terms or provisions will not be affected and the parties' rights and obligations will be construed and enforced as if this Agreement did not contain the part, term or provision held to be invalid.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the Effective Date.

RIVERSOURCE LIFE INSURANCE COMPANY

By:    /s/ Timothy V. Bechtold
       -----------------------
Name:      Timothy V. Bechtold
Title:     President


RIVERSOURCE DISTRIBUTORS INC.

By:    /s/ Mark Schwarzmann
       -----------------------
Name:      Mark Schwarzmann
Title:     CEO

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                                   EXHIBIT A


Separate Accounts:


RiverSource Account F
RiverSource Variable Account 10
RiverSource Variable Annuity Fund A
RiverSource Variable Annuity Fund B
RiverSource Variable Annuity Account 1
RiverSource Variable Annuity Account
RiverSource Variable Life Account
RiverSource Account SBS
RiverSource of New York Account SBS
RiverSource Variable Account for Smith Barney
RiverSource Variable Life Separate Account

Contracts:

IDS Life Variable Retirement & Combination Retirement Annuities
      (File No. 2-73114)
IDS Life Employee Benefit Annuity (File No. 33-52518)
IDS Life Flexible Annuity (File No. 33-4173)
IDS Life Group Variable Annuity Contract (File No. 33-47302)
IDS Flexible Portfolio Annuity (File No. 33-62407)
RiverSource Retirement Advisor Variable Annuity (File No. 333-79311) RiverSource Retirement Advisor Variable Annuity - Band 3 (File No. 333-79311) RiverSource Retirement Advisor Advantage Variable Annuity/RiverSource
      Retirement Advisor Select Variable Annuity (File No. 333-79311) RiverSource Retirement Advisor Advantage Variable Annuity - Band 3
      (File No. 333-79311)
RiverSource Retirement Advisor Advantage Plus Variable Annuity/RiverSource
      Retirement Advisor Select Plus Variable Annuity (File No. 333-79311) RiverSource Retirement Advisor 4 Advantage Plus VA/RiverSource Retirement
      Advisor 4 Select Plus VA (S) (File No. 333-79311)
Single Premium Variable Life Insurance Policy (File No. 33-5210)
IDS Life Variable Annuity Fund A (File No. 2-29081)
IDS Life Variable Annuity Fund B-Individual (File No. 2-29358)
IDS Life Variable Annuity Fund A-Group (File No. 2-47430)
RiverSource Single Premium Variable Life Insurance (File No. 333-83456) RiverSource Variable Universal Life IV/ RiverSource Variable Universal Life IV
      - Estate Series (File No. 333-69777)
RiverSource Variable Second-To-Die Life Insurance (File No. 33-62457) RiverSource Variable Universal Life Insurance (File No. 33-11165)
RiverSource Variable Universal Life III (File No. 333-69777)
RiverSource Succession Select Variable Life Insurance (File No. 33-62457) Single Premium Variable Life Insurance Policy (File No. 2-97637)
Symphony Annuity (File No. 33-40779)

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AEL Personal Portfolio Plus(2) (File No. 33-54471)(no longer offered);
AEL Personal Portfolio Plus (File No. 33-54471)(no longer offered);
AEL Personal Portfolio (File No. 33-54471)(no longer offered);
AEL Preferred Variable Annuity (File No. 333-20217);
Evergreen Essential((SM)) Variable Annuity (File No. 333-92297);
Evergreen New Solutions Variable Annuity (File No. 333-92297);
Evergreen New Solutions Select Variable Annuity (File No. 333-92297); Evergreen Privilege(SM) Variable Annuity (File No. 333-73958);
Evergreen Pathways(SM) Variable Annuity (File No. 333-73958);
Evergreen Pathways(SM) Select Variable Annuity (File No. 333-73958); RiverSource(SM) AccessChoice Select(SM) Variable Annuity (File No. 333-92297); RiverSource(SM) FlexChoice(SM) Variable Annuity (File No. 333-73958); RiverSource(SM) FlexChoice(SM) Select Variable Annuity (File No. 333-73958); RiverSource(SM) Endeavor Select(SM) Variable Annuity (File No. 333-92297); RiverSource(SM) Galaxy Premier Variable Annuity (File No. 333-82149); RiverSource(SM) Innovations Variable Annuity (File No. 333-92297); RiverSource(SM) Innovations(R) Select Variable Annuity (File No. 333-92297); RiverSource(SM) Innovations Classic Variable Annuity (File No. 333-92297); RiverSource(SM) Innovations(R) Classic Select Variable Annuity
      (File No. 333-92297);
RiverSource(SM) New Solutions Variable Annuity(SM) (File No. 333-92297); RiverSource(SM) Pinnacle Variable Annuity(SM) (File No. 333-82149); RiverSource(SM) Platinum Variable Annuity (File No. 333-72777)
      (no longer offered);
RiverSource(SM) Signature Variable Annuity(SM) (File No. 333-74865); RiverSource(SM) Signature Variable Select Annuity(R) (File 333-74865); RiverSource(SM) Signature One Variable Annuity(SM) (File No. 333-85567); RiverSource(SM) Signature One Select Variable Annuity (File No. 333-85567); Wells Fargo Advantage(R) Variable Annuity (File No. 333-85567);
Wells Fargo Advantage(R) Builder Variable Annuity (File No. 333-85567);
Wells Fargo Advantage Choice(SM) Variable Annuity (File No. 333-73958);
Wells Fargo Advantage(R) Select Variable Annuity (File No. 333-92297);
Wells Fargo Advantage(R) Builder Select Variable Annuity (File No. 333-85567); Wells Fargo Advantage Choice(SM) Select Variable Annuity (File No. 333-73958). RiverSource(SM) Signature Variable Life Universal Life (File No. 333-84121)
      (no longer offered).
Privileged Assets(R) Select Annuity (File No. 33-57731)

                                   EXHIBIT B

                               SELLING AGREEMENT
                    FOR RIVERSOURCE LIFE INSURANCE COMPANY
                           ANNUITY AND LIFE PRODUCTS

This AGREEMENT ("Agreement") dated ________________, 2007("Effective Date") is among RIVERSOURCE LIFE INSURANCE COMPANY ("Company"), RIVERSOURCE DISTRIBUTORS, INC. ("Distributor", together with Company, "RiverSource") and _____________ ("Broker-Dealer") and ____________ ("Agency"), and its
affiliated insurance agencies identified on Exhibit A who have also executed this Agreement or an Affiliate Participation Agreement (each an "Agency"). Distributor joins this Agreement in its role as principal underwriter of Company's variable annuity contracts and variable life insurance policies ("Variable Contracts") only.

                                   RECITALS

The purpose of this Agreement is to establish the terms and conditions under which Broker-Dealer and Agency (collectively, "Authorized Selling Firm") will service Accounts and market and sell those insurance products issued by the Company, as set forth in one or more attached Product Exhibit(s), which may include variable annuity contracts, variable life insurance policies, fixed annuities, and fixed life insurance policies.

RiverSource and Authorized Selling Firm intend that Authorized Selling Firm will be responsible for managing and supervising Producers in marketing and selling Company's Products and servicing Company's Accounts pursuant to this Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

      1.    DEFINITIONS. As used in this Agreement, the following terms shall
            -----------------------------------------------------------------
            have the following meanings:
            ----------------------------

            1.1 "ACCOUNTS" are those annuity and life insurance Contracts issued by Company that Company authorizes Agency, Broker-Dealer, and their Producers to service under this Agreement.

            1.2 "AGENCY" is an insurance agency licensed in one or more states and affiliated with Broker-Dealer by ownership or contract with respect to the sale of Products under this Agreement. Broker-Dealer may also act as "Agency."

            1.3 "AUTHORIZED SELLING FIRM" means the Broker-Dealer taken together with the Agency or Agencies, with respect to the sale of Products and servicing of Accounts under this Agreement, in accordance with the terms and conditions of the SEC no-action letter First of America Brokerage Service,
                                           -----------------------------------
                  Inc. (dated September 28, 1995).
                  ----


            1.4 "BROKER-DEALER" is an entity duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and states where required.

            1.5 "COMPANY RULES" mean any written instructions, bulletins, manuals, training materials, and any underwriting or suitability guidelines provided to Authorized Selling Firm by the Company or that may be posted on the RiverSource Web Site located http://www.riversource.com/distributors.

            1.6 "CONTRACT" or "Contracts" are those annuity or variable life insurance policy validly issued by Company to a purchaser meeting underwriting standards of the Company.

            1.7 "HYPERLINK" shall mean a direct link from the Authorized Selling Firm's Internet or Intranet site to the RiverSource Web Site located http://www.riversource.com/distributors.

            1.8 "LICENSED ASSISTANT" is an individual who is appropriately registered with the NASD who assists Producer in providing service for Products and Accounts.

            1.9 "PRODUCER" is a duly licensed individual who sells Products and services Accounts as an employee or independent contractor of Agency or Broker-Dealer and who is appropriately registered with the NASD and licensed and appointed in accordance with all applicable insurance laws.

            1.10 "PRODUCTS" OR "PRODUCT" are those annuity and life insurance products issued by Company which will be marketed, sold, or serviced by Agency, Broker-Dealer, and their Producers under this Agreement, and which are set forth on attached Exhibit A and further detailed on Product Exhibits.

            1.11 "REPLACEMENT" is the sale of a Product which is funded by the purchaser with money obtained from the liquidation of another life insurance policy or annuity contract.

            1.12 "TERRITORY" may be any 49 of the 50 United States (all states other than New York), and the District of Columbia, but includes only those jurisdictions in which Agency is authorized to service Accounts and market and sell the Products under this Agreement. Exhibit A lists states where Company Products have been approved for sale.

      2. TERM OF AGREEMENT. This Agreement, once fully executed by the parties hereto, shall remain in effect beginning upon the Effective Date until it is terminated in accordance with Section 9, "Termination."

      3.    APPOINTMENT AND AUTHORIZATION OF AGENCY AND BROKER-DEALER.

            3.1 APPOINTMENT AND AUTHORIZATION OF AGENCY AND BROKER-DEALER. Company and Distributor appoint Agency and authorize Broker-Dealer to solicit sales of and sell Products and service Accounts in accordance with the terms and conditions of this Agreement as an Authorized Selling Firm. Agency and Broker-Dealer accept the appointment and authorization. These two appointments, taken together, constitute the appointment of Authorized Selling Firm. Authorized Selling Firm's authority is nonexclusive and is limited to the performance of the services and responsibilities set forth in this Agreement.

      4. DUTIES, OBLIGATIONS AND LIMITATIONS OF AUTHORIZED SELLING FIRM. Beginning on the Effective Date, Authorized Selling Firm will faithfully perform all of Authorized Selling Firm's duties within the scope of the agency relationship created under this Agreement to the best of Authorized Selling Firm's knowledge, skill, and judgment. As Authorized Selling Firm, Agency and Broker-Dealer shall be jointly and severally responsible and liable to RiverSource for the faithful performance of all obligations and duties except those that this Agreement specifically identifies as duties of Broker-Dealer. Authorized Selling Firm's duties shall include, but not be limited to the following:

            4.1 RECRUITMENT OF PRODUCERS. Authorized Selling Firm may recruit Producers to sell Products and/or service Accounts under the supervision of Authorized Selling Firm. A Producer so recruited may not solicit or sell Products or service Accounts prior to acquiring any required state insurance license(s) in the state(s) where such Producer will solicit or sell Products or Service Accounts, being registered with the NASD as a representative of the Broker-Dealer, being appointed by Company as an agent, and completing the training described in Section 4.5.15.

            4.2 LICENSED ASSISTANT. Authorized Selling Firm may allow Producer's Licensed Assistants to perform telephone transactions authorized by the Contract owner if permitted by the current Product prospectus and Company Rules. Authorized Selling Firm is responsible for the supervision of Licensed Assistants. A Licensed Assistant may not perform telephone transactions for any Contract owner prior to being appropriately registered with the NASD as a representative of the Broker-Dealer.

            4.3 LICENSING, REGISTRATION, AND APPOINTMENT OF AGENCY, PRODUCERS, AND LICENSED ASSISTANTS. Agency shall be responsible for the preparation and submission of licensing forms and the assurance that all Producers recruited by Authorized Selling Firm are appropriately licensed as insurance agents in the state(s) where such Producers will solicit and sell Products and service Accounts. Broker-Dealer shall be responsible for the preparation and submission to the NASD of representative registration forms and the assurance that all Producers and Licensed Assistants are and remain registered as representatives of Broker-Dealer with the NASD. Authorized Selling Firm shall be responsible for investigating the character, work experience, and background of any proposed Producer and upon request will provide Company with copies of such investigations. Authorized Selling Firm shall recommend Producers for appointment with Company, but Company shall retain sole authority to make appointments and may, at its discretion, refuse to permit any Producer to solicit Contracts for the sale of the Products or to service the Accounts. Company shall be responsible for the preparation and submission of appointment forms and the payment of appointment fees in those states that require the Company to appoint Producers.

            4.4 COMPLIANCE WITH COMPANY RULES AND APPLICABLE LAWS. Authorized Selling Firm will comply with all Company Rules and with all applicable federal and state laws and regulations. Authorized Selling Firm must access the Company Rules at the RiverSource Web Site located http://www.riversource.com/distributors. The Company Rules may be changed by Company at its sole discretion.

            4.5 SUPERVISION AND ADMINISTRATION. Authorized Selling Firm shall have full, joint and several responsibility for the training and supervision of all of its Producers who are engaged directly or indirectly in the solicitation or sale of the Products or the servicing of Accounts and the activities of all of its Licensed Assistants. Producers and Licensed Assistants shall be subject to the control of Authorized Selling Firm with respect to their securities and insurance regulated activities in connection with the Products. Authorized Selling Firm shall be responsible for all acts or omissions of Producers and Licensed Assistants. Authorized Selling Firm's supervisory and administrative responsibilities include, but are not limited to:

                  4.5.1 ensuring that Producers and Licensed Assistants comply with Company Rules and all federal and state laws and regulations applicable to the Products and Accounts;

                  4.5.2 ensuring that Producers comply with all terms of this Agreement in soliciting and selling the Products and servicing the Accounts;

                  4.5.3 ensuring that Licensed Assistants comply with all terms of this Agreement in providing any service to the Contract owner;

                  4.5.4 supplying Producers with sales literature and application forms approved by Company;

                  4.5.5 assisting Producers and Licensed Assistants in responding to customer inquiries;

                  4.5.6 promptly delivering to Producers relevant Company communications and Company Rules concerning Products and/or Accounts, such as changes in rates, regulatory notices or new Product announcements;

                  4.5.7 on all Replacements, ensuring that Producers provide Product applicants sufficient information and disclosures to ensure the suitability of the Replacement. Such information shall include that which NASD Members and their affiliated persons are expected to provide in sales involving a Replacement, information required under applicable state insurance law and regulation and the following:

                            (a) all fees, expenses, and possible charges, such as surrender charges, on both the new and the surrendered investments;
                            (b) any change in the investment risk to the Product applicant;

                            (c) any change in the nature or the provider of any guarantees associated with the Product and/or the surrendered product;

                            All such information will be retained by Agency for six years from the date of the completion and signature of any application, and will be made available to Company in accordance with Section 4.10, "Accurate Record; Audit," of this Agreement;

                  4.5.8 notifying Company if any Agency or Producer fails to maintain the required state insurance license or ceases to be a registered representative of Broker-Dealer;

                  4.5.9 promptly informing Company of any violation of law or Company Rules by Authorized Selling Firm, Producer or Licensed Assistant, or of any complaint by a Contract owner or regulatory agency regarding the activities of Authorized Selling Firm, Producer, Licensed Assistant or the Company or Distributor with respect to the Products or servicing of Accounts;

                  4.5.10 any other duties necessary or appropriate to perform Authorized Selling Firm's obligations under this Agreement;

                  4.5.11 on the use of electronic and automated Web-based order-entry, processing, servicing, and administration systems, ensuring that adequate supervision and security and access controls are in place to prevent the improper, unauthorized or fraudulent use of or access to the order-entry, servicing, or administration system(s);

                  4.5.12 notifying company of any suspected or actual improper, unauthorized or fraudulent use of or access to the order-entry, servicing, or administration system(s);

                  4.5.13    cooperating fully with Company in any
                            investigation of any suspected or actual improper, unauthorized or fraudulent use of or access to the order-entry, servicing or administration system(s);

                  4.5.14 Broker-Dealer will fully comply with and will ensure Agency, Producers, and Licensed Assistant's compliance with the requirements of the NASD, the SEC, and all other applicable federal and state laws, and, with Agency, will establish and maintain such rules and procedures as may be necessary to cause diligent supervision of the securities activities of Agency, Producers, and Licensed Assistants. Broker-Dealer's duties with respect to Agency, Producers, and Licensed Assistant's securities activities, include, but are not limited to:

                            (a) delivering to each person submitting an application a current prospectus for the Product to be furnished by RiverSource in the form required by the applicable federal and state law;

                            (b) reviewing all Product applications for accuracy and completeness, and determining the suitability of the sale, which includes reasonable efforts to obtain information concerning the applicant's financial and tax status, investment objectives, and any other information used or considered reasonable in making a Product recommendation;

                            (c) complying with all applicable requirements of the Securities Exchange Act of 1934 ("1934 Act") and the NASD, including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder and making such records and files available to RiverSource and personnel of state insurance departments, the NASD, SEC or other regulatory agencies which have authority over RiverSource;

                  4.5.15 ensuring that their Producers who market and sell the Products and service the Accounts are trained on (i) the product specifications and features;
                            (ii) all Company Rules and other requirements communicated to Authorized Selling Firm that RiverSource has adopted to satisfy insurance laws and regulations regarding replacements; (iii) standards that RiverSource has established for and communicated to Authorized Selling Firm and their Producers to use in meeting their respective duties to ensure suitable sales of the Products before they begin to solicit or sell Products; and (iv) completing all Company forms used in connection with servicing Accounts. If Authorized Selling Firm chooses not to use Company-provided materials in training their Representatives on (i), (ii), and (iii) above, then Authorized Selling Firm shall provide to RiverSource, for approval, documentation of its own form and content of training to be used, prior to the execution of this Agreement;

                            After the execution of this Agreement, to the extent that Authorized Selling Firm uses any training material related to the sale of the Products or the servicing of Accounts that differs from that contained in the Company-provided training material, Authorized Selling Firm must provide that training material to RiverSource for approval prior to use. Authorized Selling Firm shall also be responsible for assuring that its Producers comply with all Company Rules and with the applicable suitability requirements of the National Association of Securities Dealers, Inc. ("NASD"), and any state or federal law, as amended from time to time, in selling the Products and servicing the Accounts; and

                  4.5.16 ensuring that Producers, in servicing Accounts, are performing only those services listed on Exhibit B hereto. Company may amend Exhibit B at any time upon written notice to Authorized Selling Firm.

            4.6 COLLECTION AND SUBMISSION OF PREMIUMS. RiverSource and Authorized Selling Firm agree that Authorized Selling Firm will ensure that its Producers collection and timely remittance of premiums received from the sale of Products is as required by the Company Rules. All premiums associated with sales of variable life insurance policies will be remitted using the Check with Application method described in the Company Rules. Five methods of collection and remittance are available for variable annuity sales. Agency and Broker-Dealer will decide which method it will employ for variable annuity sales - Check with Application; Net Wire; Net Wire through clearing broker; Gross Sweep; or Gross ACH through clearing broker. See the Company Rules for a description of each method.

            4.7 SOLICITATION. Authorized Selling Firm, through Producers, will solicit applicants who appear to meet Company's and Distributor's underwriting and suitability standards, provided that nothing in this Agreement shall be deemed to require Authorized Selling Firm to solicit any particular customer's application for a Product. Authorized Selling Firm is not allowed to solicit applications for or sell Products indicated under "Servicing Only" on the most current Exhibit A.

            4.8 APPLICATION AND ELECTRONIC OR WEB-BASED ORDER ENTRY. Authorized Selling Firm is responsible for obtaining all signatures required on each application and must deliver to Company the application and all instruments necessary to establish and issue a Contract under this Agreement. Authorized Selling Firm must ensure that all information sent to Company by means of electronic or automated web-based order entry, processing, service or administration system is complete and accurate. Authorized Selling Firm agrees to pay Company for all expenses and as-of-costs reasonably incurred by Company in connection with incomplete or inaccurate information.

            4.9 COMPANY PROPERTY. Authorized Selling Firm will safeguard, maintain, and account for all policies, forms, manuals, equipment, supplies, and advertising, sales, and servicing literature furnished to Authorized Selling Firm and Producers by RiverSource and will destroy or return the same to RiverSource, at its discretion and promptly upon request.

            4.10 ACCURATE RECORD; AUDIT. As required by applicable laws and Company Rules, Authorized Selling Firm will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, continuing during a period of one year following the termination of this Agreement, Authorized Selling Firm will permit RiverSource to visit, inspect, examine, audit, and verify, at Authorized Selling Firms offices or elsewhere, all accounts, files, documents, books, reports, work papers, compliance manuals, compliance reports, compliance rules and procedures, and other records belonging to or in the possession or control of

                  Authorized Selling Firm relating to the business covered by this Agreement, and to make copies thereof and extracts therefrom, provided that such audit shall not unreasonably interfere with Authorized Selling Firm's normal course of business. Upon reasonable notice, Authorized Selling Firm shall make and provide copies to RiverSource of such accounts, files, documents, books, reports, work papers, compliance manuals, compliance reports, compliance rules and procedures, and other records belonging to or in the possession or control of Authorized Selling Firm.

            4.11 APPROVED ADVERTISING. No sales promotions, promotional materials, or any advertising relating to Products or Company or Distributor ("Sales Material") distributed to either customers or Producers shall be used by Authorized Selling Firm or Producers unless the specific item has been approved in writing by Company and/or Distributor before use. Any Sales Material developed by Authorized Selling Firm will become the sole property of Company and/or Distributor once approved. Any modification of the promotional materials to enable the use of such in a financial institution setting must also be approved in accordance with this section.

            4.12 FIDELITY BOND. Authorized Selling Firm represents and warrants that all directors, officers, employees, and representatives of the Authorized Selling Firm who are appointed pursuant to this Agreement as Producers for Company or who have access to funds of Company, including but not limited to funds submitted with applications for Products or funds being returned to owners, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to Company. The bond shall be for at least the amount prescribed by the NASD rules. Broker-Dealer shall maintain the bond at its expense. Company may require evidence, satisfactory to it, that such coverage is in force. Authorized Selling Firm shall give prompt written notice to Company of cancellation or change of coverage.

            4.13 LIMITATIONS. Authorized Selling Firm shall have no authority with respect to RiverSource, nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement. Without limiting the foregoing, neither Agency nor Broker-Dealer shall, without the express written consent of Company and/or Distributor, as applicable:

                  4.13.1 make, waive, alter or change any term, rate or condition stated in any Product, Contract or Company approved Sales Material or other approved forms, or discharge any Product in the name of Company;

                  4.13.2    waive a forfeiture;

                  4.13.3 extend the time for the payment of premiums or other monies due Company;

                  4.13.4 accept service of process on behalf of Company or Distributor;

                  4.13.5 make, accept or endorse notes, or endorse checks payable to Company or Distributor, or otherwise incur any expense or liability on behalf of Company or Distributor;

                  4.13.6 offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Products;

                  4.13.7 give or offer to give any advice or opinion regarding the taxation of any customer's income or estate in connection with the purchase of any Product;

                  4.13.8 enter into an agreement with any person or entity to market or sell the Products without the written consent of Company and Distributor;

                  4.13.9 use Company's or Distributor's names, logos, trademarks, service marks or any other proprietary designation ("Company Marks") without the prior written permission of Company; or

                  4.13.10 engage in, or permit any Producer to engage in, any systematic program that results in a surrender of Product(s) - sold either under this Agreement or any other prior agreement between Authorized Selling Firm or any of their predecessors and RiverSource - at any time while this Agreement is in force; or provide data including Confidential Contract owner Information as defined in Section
                            11.2 of this Agreement to any other person or organization which would allow or facilitate the surrender of Company's Products. Nothing in this Agreement shall preclude the replacement of Company's annuity products with Company's own variable annuity or variable insurance products, so long as such sales are suitable and documented according to Section 4.5.7, Replacement Sales. (See also Section 9.3, Post Termination Limitations, and Section 11, Confidentiality, generally.).

            4.14 CONTRACT DELIVERY TO CONTRACT OWNERS. Authorized Selling Firm shall return promptly to Company all receipts for delivered Contracts, all undelivered Contracts, and all receipts for cancellations, in accordance with Company Rules. Authorized Selling Firm will ensure prompt delivery of Contracts to Contract owners by Authorized Selling Firm or their Producers within 5 business days of receipt of the Contract by the Authorized Selling Firm or their Producers. Authorized Selling Firm agrees to indemnify and hold harmless Company for any loss incurred by Company that results from failure to deliver Contracts to Contract owners within such 5 business day period. This section will not apply if Company transmits the Contract directly to the Contract owner.

            4.15 INDIVIDUAL RETIREMENT ACCOUNT. If Authorized Selling Firm establishes an individual retirement plan through which Company's Products may be offered, then this Section 4.15 applies to such transactions in addition to all other terms and conditions under this Agreement.

                  4.15.1 REPRESENTATIONS. Authorized Selling Firm represents and warrants to RiverSource that:

                            (a) An affiliate of Authorized Selling Firm qualifies under the IRS Regulations 1.408-2 as custodian ("Custodian") for the individual retirement account ("Custodial IRAs"), and will administer the Custodial IRAs in accordance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the rules, regulations, and rulings adopted in accordance with the Code;

                            (b)    The Custodial IRA qualifies as an
                                   individual retirement account under the
                                   Code;

                            (c)    it will not submit an application to
                                   Company for the purchase of a Product, on behalf of any Custodial IRA customer, until Authorized Selling Firm has received from the customer the completed documents necessary to establish the Custodial IRA account; and

                            (d) Authorized Selling Firm or an affiliate will properly respond to any order, levy, summons or subpoena relating to a Custodial IRA issued in connection with a judicial or administrative proceeding, investigation or inquiry.

                  4.15.2 MONITORING. RiverSource is not responsible for monitoring Custodial IRAs with regard to compliance with the Code or other rules and regulations promulgated under the Code or applicable state law, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution, distributions upon death, state tax law reporting or any other matters related to the status of any Custodial IRA (as it relates to IRAs specifically or any ownership beneficiary rights in general). RiverSource is not responsible for Authorized Selling Firm's compliance with Authorized Selling Firm's procedures with respect to the administration of any Custodial IRA.

                  4.15.3 TAX REPORTING. Authorized Selling Firm or an affiliate will provide such returns or filings and render such statements and reports as are required for federal regulatory and tax purposes.

                  4.15.4 ANNUAL FEE. The annual IRA custodial fee (if applicable) will be charged by Authorized Selling Firm and not by Company.

                  4.15.5 ANNUITY DISCLOSURE STATEMENT. Agency must make the following disclosure in connection with the sale of individual retirement annuity products into the Custodial IRA:

                            "Your individual retirement annuity ("Annuity IRA") has a tax-deferred feature under the Internal Revenue Code, as does your Custodial IRA. As a result, when you transfer your annuity IRA to the Custodial IRA, your annuity will not provide any necessary or additional tax deferral. However, your annuity IRA has features other than tax deferral that may help you reach your retirement goals. Fees charged by the Insurance Company (if any) will still apply as outlined in the annuity prospectus and contract."

                  4.15.6 CUSTODIAN DISCLOSURE AND CHANGE OF CUSTODIAN. Authorized Selling Firm will provide RiverSource with the name of its Custodian so that RiverSource has an opportunity to conduct due diligence, should it choose to do so. Any change in Custodian or trustee does not take effect unless approved in writing by Company.

            4.16 ACATS. If Authorized Selling Firm and Company agree to provide for the submission of customer account changes through an electronic process known as Automated Customer Account Transfer Service (ACATS) then this section 4.16 will apply.

                  4.16.1 REPRESENTATIONS AND WARRANTIES. RiverSource and Authorized Selling Firm have executed and filed the standard agreement(s) required for participation with the National Securities Clearing Corporation ("NSCC") ("Standard Agreements"), or have contracted with a third party service bureau to provide services through the NSCC. Company and Authorized Selling Firm agree to participate in the Automated Customer Account Transfer Service (ACATS) and/or Insurance Processing Services (IPS) under the applicable terms of the Standard Agreements and in accordance with the following terms:

                            (a)    Electronic Process for Customer Account
                                   Changes

                                   (i) Authorized Selling Firm may submit
                                   customer account changes, including
                                   custodial account changes, to Company by electronic transmission ("Transmission") in accordance with the ACATS/IPS procedures established by NSCC in the Standard Agreements. Company and Authorized Selling Firm acknowledge that compliance with these Transmission procedures is a good order requirement (i.e. one that does not require a paper transmission). Authorized Selling Firm represents and warrants that the information contained in the Transmission is accurate and complete. Company and Authorized Selling Firm acknowledge that Company will rely upon the information provided by Authorized Selling Firm in making the requested changes.

                                   (ii) Authorized Selling Firm will obtain all appropriate client authorizations on the Transfer Initiation Form (TIF). Such client authorizations include, but are not limited to, those required from third Parties, such as custodians and trusts, among others. Authorized Selling Firm will maintain such TIFs for a period of no less than six (6) years from the date of the transfer initiation.

                                   (iii) Company will notify the Authorized
                                   Selling Firm of any errors in requests to transfer customer accounts. Notification will be made by Transmission.

                                   (iv) Company will notify the Authorized
                                   Selling Firm when good order requirements have been met. Notification will be made by Transmission.

                                   (v) Each party to this Amendment shall
                                   promptly furnish to the other party any
                                   reports and copies of forms which the other party may request pursuant to that party's responsibilities under this Amendment and for the purpose of meeting its reporting and record keeping obligations under the insurance laws of any state and under the federal and state securities laws or the rules of the NASD or to facilitate the handling of customer complaints. Authorized Selling Firm shall provide Company with a copy of the TIF, upon request, no later than two
                                   (2) business days from the request date.

                            (b)    General

                            Authorized Selling Firm shall indemnify and hold harmless RiverSource, its subsidiaries and affiliates and their respective officers, directors and employees against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of legal representation and investigation) to which RiverSource, its subsidiaries and affiliates and their respective officers, directors and employees may become subject which arise out of or are based upon incorrect information submitted to RiverSource in the Transmission by Authorized Selling Firm or its agent, or arising out of or based upon a breach or violation of the Authorized Selling Firm's representations, warranties, or covenants contained in this Agreement.

            4.17. ANTI-MONEY LAUNDERING ("AML")

                  4.17.1 Authorized Selling Firm warrants and represents that it has implemented AML programs reasonably calculated to comply with the USA PATRIOT Act, Bank Secrecy Act, NASD Rule 3011, and the rules and regulations promulgated concerning AML.

                  4.17.2. Authorized Selling Firm represents and warrants that it has:

                     o Established AML polices and procedures, including but not limited to investigating, identifying, and reporting suspicious activity;

                     o Designated a compliance officer with oversight responsibility for the AML program;

                     o Implemented an ongoing AML training program, including appropriate updates, for Authorized Selling Firm's employees, Producers, and Agents with respect to insurance and annuity Products offered by the Company; and

                     o Implemented periodic independent testing of its AML program in compliance with applicable regulations.

                  4.17.3 Authorized Selling Firm agrees that if it detects suspicious activity with respect to its sale or servicing of an insurance or annuity Product offered by Company it will provide such information to Company in accordance with 31 CFR 103.16(b)(3) by sending the appropriate documentation to: Attn.: Director of Anti-Money Laundering, 2934 Ameriprise Financial Center, Minneapolis, MN 55474.

                  4.17.4 Authorized Selling Firm agrees that in accordance with 31 CFR 103.137 (c) it will provide RiverSource, upon reasonable request, with access to information and records relating to its AML program and the right to inspect its AML program upon reasonable notice.

      5.    COMPANY AND DISTRIBUTOR REPRESENTATIONS AND RESPONSIBILITIES.

            5.1   REPRESENTATIONS.

                  5.1.1 Company represents and warrants that (a) it is duly incorporated in the State of Minnesota and licensed in all states in the Territory; (b) all Products, and all Sales Material (as defined in Section 4.11, above) provided by Company or Distributor have been filed and approved as required by state insurance departments shown in the Product Exhibit(s); and (c) these materials comply with all applicable laws and regulations and rules of the NASD.

                  5.1.2 Distributor represents and warrants that it is duly registered as a broker-dealer with the SEC, the NASD, all fifty states and the District of Columbia, and is qualified to do business in all states in which Company is licensed and qualified to do business.

                  5.1.3 Distributor and Company represent and warrant that Company, as issuer and on behalf of the underlying investment account(s), has registered the underlying investment account(s) of the Products with the SEC as a security under the Securities Act of 1933 ("1933 Act") and as a unit investment trust under the Investment Company Act of 1940.

                  5.1.4 Company represents and warrants that the prospectuses and registration statements relating to the Products do not contain any untrue statements of material fact or any omission to state a material fact, the omission of which makes any statement contained in the prospectuses and registration statements misleading.

            5.2 PROSPECTUSES, SALES LITERATURE AND ADVERTISING. RiverSource will provide to Authorized Selling Firm, without any expense to Authorized Selling Firm, prospectuses for the Products and such other Sales Material (as defined is Section 4.11, above) as RiverSource determines is necessary or desirable for use in connection with sales of the Products.

            5.3 TRANSMISSION OF CONTRACTS FOR DELIVERY TO CONTRACT OWNERS. Company shall send out all Contracts directly to Authorized Selling Firm or their Producers unless Authorized Selling Firm requests in writing that Company send out the Contract directly to the Contract owner. Within 5 business days of Authorized Selling Firm or their Producer's receipt of the Contract, Authorized Selling Firm or their Producer must deliver the Contract to the Contract owner.

            5.4 CONFIRMATIONS. Upon Company's acceptance of any payment for a Product, Company as agent for Distributor will deliver to each Contract owner a statement confirming the transaction in accordance with Rule 10b-10 under the 1934 Act.

            5.5 CONTRACT OWNER SERVICES. Company shall provide administrative, accounting, and other services to Contract owners as necessary and appropriate, in the same manner as such services are provided to Company's other Contract owners.

            5.6 RESERVATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other agreement between Company and/or Distributor and Agency and/or Broker-Dealer, Company reserves the unconditional right without prior notice to modify any of the Products in any respect whatsoever, to suspend the sale of any Products in whole or in part at any time and to contact Contract owners with a view to retaining their assets with the Company including the offering of other products sold by the Company. Company may in its sole discretion refuse to accept any application for a Contract or any purchase payment or additional purchase payment for a Contract.

            5.7 COMPLIANCE WITH APPLICABLE LAWS. RiverSource will comply with all federal and state laws and regulations applicable to the Products and their distribution under this Agreement.

      6. COMPENSATION. Company shall pay to Broker-Dealer or Agency, as applicable, a total compensation on premiums collected pursuant to this Agreement based on the rates of commission and limitations set forth on the Product Exhibit(s), Exhibit C hereto, and other compensation addendum(s), if any. No compensation will be paid on the sale of a Product under this Agreement if that sale involves replacement of a Contract or investment issued by Company or by another insurance company affiliated with RiverSource.

            6.1 PRODUCT EXHIBITS. The Product Exhibit(s), including Exhibit A and commission rates, are subject to change by Company at anytime, but only upon written notice to Agency. Product Exhibits are duly given when sent by electronic mail or U.S. mail to the current or last known primary contact person at Authorized Selling Firm. No such change shall affect compensation for any premiums that are received and accepted by Company in Minneapolis, MN prior to effective date of such change. Any Product Exhibit(s) included in this Agreement or subsequently made a part of this Agreement may provide other or additional conditions regarding compensation and, if so, will be controlling to the extent of such other or additional conditions.

            6.2 EXPENSES. Except as otherwise provided in this Agreement, or subsequently agreed to in writing by RiverSource, Authorized Selling Firm will be responsible for all costs and expenses of any kind and nature incurred by Authorized Selling Firm in the performance of its duties under this Agreement.

            6.3 FOR CAUSE TERMINATION COMPENSATION OBLIGATIONS. In the event of termination of this Agreement for one or more of the reasons specified below in Section 9.1, Termination for Cause, no further compensation shall thereafter be payable.

            6.4 POST TERMINATION COMPENSATION OBLIGATIONS. Upon termination of this Agreement, Company's obligation to pay compensation to Broker-Dealer or to Agency as applicable will immediately cease except that:

                  6.4.1 Company will pay compensation, as the same become due and payable, upon Products for which the application has been taken and the required premium has been collected (or has become irrevocably collectable from a third party) as of the date of termination, and for which the Company subsequently issues a policy.

                  6.4.2 Company will charge back against those commissions due identified in Product Exhibit(s) in the event of surrenders of Products sold prior to the termination of this Agreement by Authorized Selling Firm or Producers. Company will invoice Agency unless Company and Agency agree upon another method of payment of such amounts.

            6.5 COMPENSATION LIMITATIONS. Agency or Broker-Dealer shall pay cash or non-cash compensation for Product sales: (i) only to any person or entity that is appropriately licensed and appointed to sell Products; (ii) which are accepted by Company; and (iii) if such payment is in accordance with applicable laws, regulations, NASD or other self-regulatory organization rules and Company Rules.

            6.6 ADVANCE COMMISSIONS ON INTERNAL REVENUE CODE SECTION 1035 EXCHANGES. If requested by Authorized Selling Firm, Company will advance commissions monthly, in accordance to the Base Commission schedules identified in the variable annuity Product Exhibit(s), based on premium expected to be deposited with Company to effect an IRC Section 1035 exchange of one investment product for an annuity Product sold under this Agreement. In the event that the expected premium does not reach Company within 90 days of the date of the Product application, the entire commission for the transaction will be charged back during the next normal commission cycle.

            6.7 COMMISSIONS DISCONTINUED. Notwithstanding anything herein to the contrary, Company will discontinue paying compensation to Authorized Selling Firm for Contracts that are no longer serviced by Authorized Selling Firm.

      7.    INDEMNIFICATION.

            7.1 INDEMNIFICATION OF COMPANY AND DISTRIBUTOR. Broker-Dealer and Agency, jointly and severally, shall indemnify, defend and hold harmless RiverSource and any of its officers, directors, and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which RiverSource, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided Authorized Selling Firm will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

                  7.1.1 The acts or omissions of Authorized Selling Firm or any of its employees, agents, Producers or Licensed Assistants, or Custodians while acting (whether under actual or apparent authority, or otherwise) on behalf of Authorized Selling Firm or RiverSource in connection with this Agreement;

                  7.1.2 Any breach of any covenant or agreement made by Authorized Selling Firm under this Agreement;

                  7.1.3 The inaccuracy or breach of any representation or warranty made by Authorized Selling Firm under this Agreement;

                  7.1.4 The improper, unauthorized or fraudulent use of any electronic or Web-based order-entry, servicing or administration system(s) by any of its employees, agents, Producers or Licensed Assistants while acting (whether under actual or apparent authority, or otherwise) on behalf of Authorized Selling Firm or RiverSource in connection with this Agreement;

                  7.1.5 The acts or omissions of the clearing broker and any employee or agent of clearing broker while performing the activities covered by this Agreement, including, but not limited to, the use or handling of any confidential information or confidential Contract owner Information as described in Section 11 below. The indemnity obligation of this paragraph will extend to any regulatory penalties incurred by RiverSource as a result of said activities;

                            This indemnification obligation shall not apply to the extent that such alleged act or omission is attributable to RiverSource either because (1) RiverSource directed the act or omission, or (2) the act or omission by Authorized Selling Firm or any of its employees, agents, Producers or Licensed Assistants was the result of their compliance with the Company Rules;

                  7.1.6     (a) unauthorized use of Company Marks or Hyperlink
                            (b) violation of a third party's intellectual property rights with respect to Company Marks;

                  7.1.7 Any loss or misuse of Company data, including Contract owner Information, by Authorized Selling Firm or its employees, agents, clearing brokers, custodians, or any third party that Authorized Selling Firm discloses the information to or has requested or instructed that Company disclose the information to.

            7.2 INDEMNIFICATION OF AGENCY AND BROKER-DEALER. RiverSource shall indemnify, defend and hold harmless Authorized Selling Firm, any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Authorized Selling Firm, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided RiverSource will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

                  7.2.1 The acts or omissions of RiverSource, or any employee or agent of RiverSource, (excluding Authorized Selling Firm, Producers or Licensed Assistants) while acting (whether under actual or apparent authority or otherwise) on behalf of RiverSource in connection with this Agreement;

                  7.2.2 Any breach of any covenant or agreement made by RiverSource under this Agreement; or

                  7.2.3 The inaccuracy or breach of any representation or warranty made by RiverSource under this Agreement.

            7.3 LIMITATION OF LIABILITY. Each party agrees that, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, special, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business. This limitation does not apply to third party claims for damages that are covered by the indemnification obligation under Section 7.

      8. ARBITRATION. The parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three (unless the parties to the dispute agree on a single arbitrator), one of whom will be appointed by the Company or an affiliate, one of whom will be appointed by Authorized Selling Firm; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The Arbitration shall be held in the city of the Company's principal place of business. The arbitrators will strictly observe the limitation of liability provisions set forth in Section 7.3 of this agreement in making any award and will have no authority to award punitive damages or any other damages not measured by the prevailing Party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The parties agree that the arbitrator(s) will decide which party must bear the expenses of the Arbitration. Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. This agreement to arbitrate shall not preclude either party from obtaining provisional remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction, before, during or after the pendency of the arbitration. The institution and maintenance of such provisional remedies shall not constitute a waiver of the right of a party to submit a dispute to arbitration.

      9.    TERMINATION.

            9.1 TERMINATION FOR CAUSE. At any time during the Term of this Agreement, RiverSource or Authorized Selling Firm may terminate this Agreement immediately for cause upon written notice of such termination to the other party. Such written notice shall state the cause with specificity. As used in this Section, the term "cause" shall include any one or more of the following:

                  9.1.1 the conviction of any party, its officers or supervisory personnel of any felony, of fraud, or of any crime involving dishonesty;

                  9.1.2 the intentional misappropriation by a party of funds or property of any other party, or of funds received for it or for a Product owner or applicant for a Product;

                  9.1.3 the cancellation, or the refusal to renew by the issuing insurance regulatory authority of, any license, certificate or other regulatory approval required in order for any party to perform its duties under this Agreement;

                  9.1.4 any action by a regulatory authority with jurisdiction over the activities of a party that would place the party in receivership or conservatorship or otherwise substantially interfere or prevent such party from continuing to engage in the lines of business relevant to the subject matter hereof;

                  9.1.5 a party becoming a debtor in bankruptcy (whether voluntary or involuntary) or the subject of an insolvency proceeding; or

                  9.1.6     a material breach of the Agreement by a party.

            9.2 TERMINATION WITHOUT CAUSE. RiverSource or Authorized Selling Firm may terminate this Agreement without cause upon 30 days prior written notice to the other parties.

            9.3 POST TERMINATION LIMITATIONS. For a period of one year after termination of this Agreement, Broker-Dealer, Agency and Producers shall not knowingly induce or cause, or attempt to induce or cause, any systematic effort to recommend, promote, encourage or endorse the replacement, surrender, or cancellation of any Product sold under this Agreement or any prior agreement between or among Company and any of Broker-Dealer, Agency, or Producer (or any affiliates, predecessors, successors or assigns of Broker-Dealer, Agency or Producer) or provide data including Confidential Contract owner Information as defined by Section 11.2 of this Agreement to any person or organization that would allow or facilitate replacement, surrender or cancellation of Products.

      10. INDEPENDENT CONTRACTOR. This Agreement is not a contract of employment. Nothing contained in this Agreement shall be construed or deemed to create the relationship of joint venture, partnership, or employer and employee between RiverSource and Authorized Selling Firm. Each party is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

      11.   CONFIDENTIALITY.

            11.1 Each party agrees that, during the term of this Agreement and at all times thereafter, it will not disclose to any unaffiliated person, firm, corporation or other entity any of the other parties' trade secrets or confidential information, including, without limitation, the terms of this Agreement; non-public program materials; member or customer lists; proprietary information; information as to the other party's business methods, operations or affairs, or the processes and systems used in its operations and affairs, or the processes and systems used in any aspect of the operation of its business; all whether now known or subsequently learned by it. If this Agreement is terminated, each party, within 60 days after such termination, will return to the other parties, respectively, any and all copies, in whatever form or medium, of any material disclosing any of the other parties' trade secrets or confidential information as described above.

                  Nothing in this Agreement shall require a party to keep confidential any information that:

                  11.1.1 the party can prove was known to it prior to any disclosure by any other party;

                  11.1.2 is or becomes publicly available through no fault of the party;

                  11.1.3 the party can prove was independently developed by it outside the scope of this Agreement and with no access to any confidential or proprietary information of any other party;

                  11.1.4 is required to be disclosed to governmental regulators or pursuant to judicial or administrative process or subpoena;

                  11.1.5 is required in order to perform that party's obligation under this Agreement;

                  11.1.6    is required to be disclosed by any applicable law;
                            or

                  11.1.7 is mutually agreed upon by all parties to this Agreement.

            11.2 CONFIDENTIAL CONTRACT OWNER INFORMATION means any personally identifiable information including, but not limited to, customer account numbers, customer names, addresses, social security numbers or any information derived therefrom regarding Contract owners that Company collects or develops or requests Agency, Broker-Dealer or Producers to collect on behalf of Company in order for Company to provide the Products.

            11.3 AUTHORIZED SELLING FIRM'S OBLIGATION NOT TO DISCLOSE CONFIDENTIAL CONTRACT OWNER INFORMATION. Despite anything in this Agreement to the contrary, Authorized Selling Firm must not use or disclose Confidential Contract owner Information for any purpose, including without limitation and by way of example those purposes prohibited under Sections 4.13.10 and
                  9.3 of this Agreement, except to perform its obligations under this Agreement. Additionally, Authorized Selling Firm must:

                  11.3.1 ensure all employees, Producers, Licensed Assistant, former Producers, agents, representatives, or any other party to whom Authorized Selling Firm provides access to, or discloses Confidential Contract owner Information to, limit the use and disclosure of Confidential Contract owner Information for the purpose of performing Authorized Selling Firm's obligations under this Agreement;

                  11.3.2 provide RiverSource with copies of audits and test result information sufficient to assure RiverSource that Authorized Selling Firm has implemented information security measures consistent with this Section;

                  11.3.3    implement appropriate measures designed to:

                            11.3.3.1 ensure the security and confidentiality
                                     of Confidential Contract owner Information;
                                     protect Confidential Contract owner
                                     Information against any anticipated threats or hazards to the security or integrity of such information; and

                            11.3.3.2 protect against unauthorized access to,
                                     or use of, Confidential Contract owner
                                     Information that could result in
                                     substantial harm or inconvenience to any customer of the Company or any of its subsidiaries, affiliates, or licensees; and

                  11.3.4 ensure all employees, Producers, agents, representatives, subcontractors, or any other party to whom Authorized Selling Firm provides access to or discloses Confidential Contract owner Information to, implement appropriate measures similar to those required to be implemented by Authorized Selling Firm under this Section 11.3.

            11.4 EXCEPTION TO AUTHORIZED SELLING FIRM'S OBLIGATION NOT TO DISCLOSE CONFIDENTIAL CONTRACT OWNER INFORMATION. Authorized Selling Firm may independently collect and use personally identifiable information regarding Contract owners covered by the definition of Confidential Contract owner Information, other than Contract owner account numbers, to market or sell additional financial products and services sold by Authorized Selling Firm if Authorized Selling Firm and its Producers:

                  11.4.1 comply with Authorized Selling Firm's customer privacy notice, Company's privacy notice, the Gramm-Leach-Bliley Act of 1999 and regulations adopted thereunder, the Fair Credit Reporting Act, state insurance laws and regulations, and other applicable laws governing the use and disclosure of personal identification information.

      12. ASSIGNMENT. The parties to this Agreement may not assign this Agreement without the written approval of RiverSource and Authorized Selling Firm, except that Distributor may assign this Agreement to another broker-dealer appropriately registered with the NASD and Company may assign this Agreement or any rights or obligations hereunder to any affiliate or company under common control with Company upon providing Authorized Selling Firm with a least 10 calendar days notice. Any affiliated insurance agency signing below or which has signed an Affiliate Participation Agreement agrees that RiverSource or Authorized Selling Firm may assign this Agreement without the written approval of the affiliated insurance agency.

      13. AMENDMENT OF AGREEMENT. RiverSource reserves the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by Authorized Selling Firm, subject to the provisions of Section 4.5.16, Section 5.6, "Reservation of Rights," Section 6, "Compensation" and Section 12, "Assignment," under this Agreement. Any affiliated insurance agency signing below or that has executed an Affiliate Participation Agreement acknowledges and agrees that Agency shall be authorized to execute any amendment or addenda to this Agreement, on its behalf, and that such execution will be binding upon it.

      14. SETOFFS AND CHARGEBACKS. Broker-Dealer and Agency authorize Distributor and Company to set off from all amounts otherwise payable to Broker-Dealer and Agency all liabilities of Broker-Dealer, Agency or Producers. Broker-Dealer and Agency are jointly and severally liable for the payment of all moneys due to Distributor or Company that may arise out of this Agreement or any other agreement between Broker-Dealer, Agency and Distributor and Company including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Distributor or Company. Broker-Dealer and Agency shall pay such amounts to Distributor and Company within 30 days of written request for payment. Distributor and Company do not waive any of its other rights to pursue collection of any indebtedness owed by Broker-

            Dealer or Agency or its Producers to Distributor or Company. If Distributor or Company initiates legal action to collect any indebtedness under this Agreement, Broker-Dealer and Agency must reimburse Distributor and Company for reasonable attorney fees and expenses in connection with such legal action.

      15.   MISCELLANEOUS.

            15.1 APPLICABLE LAW. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota.

            15.2 SEVERABILITY. Should any part of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect, as if the Agreement had originally been executed without the invalid provisions.

            15.3 NOTICE. Subject to Section 6.1 "Product Exhibits," any notice must be in writing and will be deemed to have been duly given if sent by U.S. mail, postage prepaid, or via a national courier service with the capacity to track its shipments, to the following entities:

IF TO COMPANY:                            IF TO DISTRIBUTOR:
RiverSource Life Insurance Company        RiverSource Distributors, Inc
1818 Ameriprise Financial Center          1818 Ameriprise Financial Center
Minneapolis, MN 55474                     Minneapolis, MN 55474
Attn:  Compliance Officer (Unit 1818)     Attn:  Compliance Officer (Unit 1818)

IF TO AGENCY:                             IF TO BROKER-DEALER:



            15.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Agreement limiting assignment.

            15.5 HEADINGS. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

            15.6 DEFINED TERMS. The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

            15.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter of this Agreement. It supersedes all prior communications, representations, understandings and agreements of the parties, whether oral or written, pertaining to the subject matter of this Agreement.

            15.8 SURVIVAL. All terms and conditions of Section 5.6 "Reservation of Rights"; Section 6.4, "Post Termination Compensation Obligations"; Section 7, "Indemnification";
                  Section 9.3 "Post Termination Limitations"; Section 11, "Confidentiality,"; and Section 14, "Setoffs and Chargebacks." will survive termination of this Agreement.

            15.9 NO WAIVER. No failure to enforce, nor any breach of any term or condition of this Agreement, shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party, for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties to this Agreement.

            15.10 RIGHTS AND REMEDIES ARE CUMULATIVE. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

            15.11 COUNTERPARTS. This Agreement may be executed in
                  counterparts, each of which is an original and all of which together constitute one and the same instrument.

RIVERSOURCE LIFE INSURANCE COMPANY        NAME
Company                                   Broker Dealer

By:                                       By:
     ----------------------------------        --------------------------------

Print Name:                               Print Name:
             --------------------------                ------------------------

Title:                                    Title:
        -------------------------------           -----------------------------

Date:                                     Date:
       --------------------------------          ------------------------------



RIVERSOURCE DISTRIBUTORS, INC.            NAME
Distributor                               Agency

By:                                       By:
     ----------------------------------        --------------------------------

Print Name:                               Print Name:
             --------------------------                ------------------------

Title:                                    Title:
        -------------------------------           -----------------------------

Date:                                     Date:
       --------------------------------          ------------------------------


NAME                                      NAME
Affiliated Agency                         Affiliated Agency

By:                                       By:
     ----------------------------------        --------------------------------

Print Name:                               Print Name:
             --------------------------                ------------------------

Title:                                    Title:
        -------------------------------           -----------------------------

Date:                                     Date:
       --------------------------------          ------------------------------


NAME                                      NAME
Affiliated Agency                         Affiliated Agency

By:                                       By:
     ----------------------------------        --------------------------------

Print Name:                               Print Name:
             --------------------------                ------------------------

Title:                                    Title:
        -------------------------------           -----------------------------

Date:                                     Date:
       --------------------------------          ------------------------------

                                   EXHIBIT A
                                   ---------

                            (TO SELLING AGREEMENT)

        AGENCY AND AFFILIATED AGENCIES, PRODUCT DESCRIPTION AND STATES
                    IN WHICH PRODUCT IS FILED AND APPROVED

This Exhibit A to the Agreement for Annuity and Life Products, effective date ___________, 2006, is among AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("Company"), AMERIPRISE FINANCIAL SERVICES, INC. ("Distributor" together with Company "RIVERSOURCE"), _________________________ ("Broker-Dealer") and
_______________ ("Agency") and its affiliated insurance agencies. This Exhibit A replaces and supersedes any previous Exhibit's A to this Agreement and is effective on the date listed below.

AMENDED DATE:              New
PURPOSE OF AMENDMENT:      New

SUMMARY:

This Exhibit is intended to summarize the Authorized Selling Firm's Agency and its affiliated insurance agencies, the Product Description and the States in which Product is Filed and Approved.

------------------------------------------------------------------------------------------------------------------------------------
         AGENCY                AEL PRODUCT DESCRIPTION
OR AFFILIATED AGENCIES    (SEE PRODUCT EXHIBITS FOR DETAILS)
------------------------------------------------------------------------------------------------------------------------------------
                          VARIABLE ANNUITY SELLING PRODUCTS           STATES IN WHICH VARIABLE PRODUCT IS FILED AND APPROVED
                       -------------------------------------------------------------------------------------------------------------
        NAME           RIVERSOURCE FlexChoice SELECT Variable   AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS,
      (Agency)                         Annuity                  KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NV,
                                     - Option L                   OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY
                                     - Option C

AFFILIATED AGENCIES:   RIVERSOURCE Innovations SELECT Variable  AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS,
                                       Annuity                  KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NV,
        Name                                                      OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY
        Name
                        RIVERSOURCE Signature SELECT Variable   AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS,
                                       Annuity                  KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NV,
  BROKER DEALER IS:                                               OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY

                           RIVERSOURCE Signature One SELECT     AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS,
                                   Variable Annuity             KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NV,
                                                                  OH, OK, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY
------------------------------------------------------------------------------------------------------------------------------------

                                Page 30 of 33

------------------------------------------------------------------------------------------------------------------------------------
                         AEL FIXED ANNUITY SELLING PRODUCTS             STATES IN WHICH FIXED PRODUCT IS FILED AND APPROVED
                       -------------------------------------------------------------------------------------------------------------
                            Quantum Select Fixed Annuity        AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS,
                                                                KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NV,
                                                                  OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY
                       -------------------------------------------------------------------------------------------------------------
                               AEL FIXED AND VARIABLE                               N/A FOR SERVICE ONLY PRODUCTS
                                 SERVICING PRODUCTS
                       -------------------------------------------------------------------------------------------------------------
                                 None at this time.
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                            (TO SELLING AGREEMENT)

                          LIMITED SERVICE ACTIVITIES

PRODUCERS MAY:

      o accept additional premium payments (check with application only), if the Product allows for additional payments.

PRODUCERS AND LICENSED ASSISTANTS MAY:

      o     Assist customers with all Company forms including;
            o     Annuitization
            o     beneficiary changes
            o     address change
            o     ownership changes or transfers
            o     withdrawal requests; or
            o     death claims.

      o Perform the following transactions by phone if Company has a signed telephone transaction authorization form on file:
            o     Asset Allocation
            o     DCA - set up, stop or change
            o     Sub-account Fund transfers
            o     Systematic withdrawals - stop or change date

Any other assistance requested by a Contract-owner and approved in writing by Company.

                                   EXHIBIT C
                            (TO SELLING AGREEMENT)
               LIMITATIONS AND CONDITIONS OF COMMISSION PAYMENT:

THE LIMITATIONS AND CONDITIONS BELOW APPLY TO THE COMMISSION PAYABLE ON ALL COMPANY ANNUITY PRODUCTS, AS REFERENCED IN THE AGREEMENT PRODUCT EXHIBITS - COMMISSION SCHEDULE(S):

      A. No commission is payable on the sale of Products under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company affiliated with RiverSource unless Company agrees, in a separate addendum, to pay commission for such sales.

      B. The commission options in any VARIABLE annuity Product Exhibit - Commission Schedule may not apply for annuity contracts when total premium payments are $1 million or more. The Company reserves the right to accept or reject such premium payment and to negotiate the base commission payable for each separate annuity contract when total premium payments equal $1 million or more.

      C. The commission options in any FIXED annuity Product Exhibit - Commission Schedule may not apply for annuity contracts when total premium payments are $500,000 or more. The Company reserves the right to accept or reject such premium payment and to negotiate the base commission payable for each separate annuity contract when total premium payments equal $500,000 or more.

      D. Payment for each quarter's Supplemental Trail Commission shall be final, and no credits or additions or adjustments shall be made to it. Each quarter is evaluated independently. Chargebacks will be accounted for in the quarter in which the contract is returned to the Company.

      E. Company will supply supporting information for the calculation, along with payment, to Agency within 45 business days of the end of each calendar quarter.

      F. The Supplemental Trail Commission does not apply to sales which are otherwise excluded from normal commission payments under Product Exhibit(s) and/or any other addenda to this Agreement (e.g., unlicensed sales, sales for which Agency could not otherwise be compensated, etc.).

      G. If any party gives notice of termination of the entire Agreement, the obligation to pay the Supplemental Trail Commission will end on the first day of the calendar quarter in which the termination occurs. No Supplemental Trail Commission will be payable for the quarter in which the termination occurs, or thereafter.

      H. Subject to Conditions A and G above, Supplemental Trail Commission will be paid to the Agency for as long as each Eligible Contract continues to remain an Eligible Contract as defined in the Product Exhibit - Commission Schedule and for as long as the Agency continues to be licensed as an insurance agency and appointed with Company.

      I. The obligation to pay Supplemental Trail Commission runs from Company to Agency or Broker Dealer only. All distribution of Supplemental Trail Commission is the Agency's or Broker Dealer's responsibility, respectively. No claim made by or on behalf of any Producer or individual representative for Supplemental Trail Commission will be honored by Company, and no expense, including (without limitation) attorney fees, that an Agency or a Producer or individual representative may incur to determine the Producer's or the individual representative's entitlement to Supplemental Trail Commission, will be absorbed by or reimbursed by Company.

In all cases, the amount of commission described in the Product Exhibit - Commission Schedule is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by RiverSource, whether under this Agreement or under any other agreement between or among Company, Agency, or any other party.